Exhibit 10.15
VISTEON CORPORATION
NON-EMPLOYEE DIRECTOR
STOCK UNIT PLAN
Section 1. EFFECTIVE DATE
The Board of Directors of Visteon Corporation has adopted this Non-Employee Director Stock Unit Plan, effective December 15, 2010, for the benefit of the non-employee directors of Visteon Corporation.
Section 2. DEFINITIONS
When used herein the following words and phrases shall have the meanings set forth below unless the context clearly indicates otherwise:
(a)	“Account” means the recordkeeping account maintained by the Company in the name of the Participant. An Account is established for record keeping purposes only and not to reflect the physical segregation of assets on the Participant’s behalf, and may consist of such subaccounts or balances as the Administrative Committee may determine to be necessary or appropriate, including the following:
1.	“Mandatory Deferral Subaccount” means the Visteon Stock Units that are credited to the Participant’s Account as a result of the Participant’s Mandatory Deferrals.

2.	“Dividend Subaccount” means the Visteon Stock Units that are credited to the Participant’s Account as a result of deemed dividends on Visteon Stock Units credited to the Participant’s Account.
(b)	“Administrative Committee” means the non-participating members of the Board.

(c)	“Affiliate” means a person or legal entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control, with the

Company, within the meaning of Code Sections 414(b) and (c); provided that Code Sections 414(b) and (c) shall be applied by substituting “at least fifty percent (50%)” for “at least eighty percent (80%)” each place it appears therein.
(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

(f)	“Company” means Visteon Corporation, or any successor thereto.

(g)	“Company Stock” means the common stock of the Company, par value $0.01.

(h)	“Exchange” means the principal securities exchange on which Company Stock is traded or the over-the-counter market if Company Stock is not traded on a securities exchange.

(i)	“Outside Director” means a member of the Board who is not an officer or a common-law employee of the Company or any subsidiary thereof.

(j)	“Participant” means each Outside Director who has an Account under the Plan.

(k)	“Plan” means the Visteon Corporation Non-Employee Director Stock Unit Plan, as amended from time to time.

(l)	“Plan Year” means the period beginning on the effective date of the Plan and ending on December 31, 2010 and thereafter, the twelve month period beginning on January 1 and ending December 31 of each year.

(m)	“Separation from Service” means the date on which a Participant ceases to be a member of the Board of Directors of the Company (or the board of directors of any Affiliate), provided that such cessation constitutes a separation from service for purposes of Code Section 409A.

(n)	“Visteon Stock Units” mean the hypothetical shares of Company Stock that are credited to a Participant’s Account in accordance with Sections 4 and 5.

Section 3. ADMINISTRATION
(a)	General Authority. The Administrative Committee shall have the full power and discretionary authority to: (1) interpret and administer the Plan and any instrument relating to or made under the Plan; (2) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (3) make any other determination, and take any other action, that the Administrative Committee deems necessary or desirable for the administration of the Plan. The decisions and determinations of the Administrative Committee need not be uniform and may be made differently among Participants, and shall be final, binding and conclusive on all interested parties.

(b)	Recordkeeping. The Administrative Committee shall be responsible for maintaining all Accounts; provided that the Administrative Committee may in its discretion appoint or remove a third-party recordkeeper to maintain the Accounts as provided herein.

(c)	Effectiveness of Elections. Any elections or beneficiary designations made under this Plan shall be effective only upon the delivery of the appropriate form to the Secretary of the Company and its acceptance by the Administrative Committee.
Section 4. MANDATORY DEFERRALS
(a)	Mandatory Deferrals. On December 15, 2010, the Mandatory Deferral Account of each Participant who is then an Outside Director shall be credited with a number of Visteon Stock Units equal to the result obtained by (i) dividing (A) $71,250 by (B) the average of the high and low prices at which a share of Company Stock shall have been sold on the Exchange on such date and (ii) rounding the quotient to four decimal places (the “Initial Deferral”). On the day after the date of each regular annual meeting of stockholders of the Company beginning in 2011, the Mandatory Deferral Account of each Participant who is then an Outside Director shall be credited with a number of additional Visteon Stock Units equal to the result obtained by (i) dividing (A) $95,000 by (B) the average of the high and low prices at which a share of Company Stock shall have been sold on the Exchange on such date and (ii) rounding the quotient to four decimal places (each, an

“Annual Deferral”). In the event that an Outside Director who has not served on the Board previously is first elected to the Board after the date of an Annual Deferral, then on the effective date of their election to the Board, the Mandatory Deferral Account of such new Participant shall be credited with a number of Visteon Stock Units equal to the result obtained by (i) dividing (A) the product of (x) the result obtained by dividing the number of days until the anniversary date of the last regular annual meeting of stockholders of the Company by 365, multiplied by (y) $95,000, by (B) the average of the high and low prices at which a share of Company Stock shall have been sold on the Exchange on such date and (ii) rounding the quotient to four decimal places (each, including the Initial Deferral and an Annual Deferral, a “Mandatory Deferral”).
(b)	Vesting. Each Participant shall at all times be 100% vested in his or her Mandatory Deferral Subaccount.
Section 5. DIVIDEND EQUIVALENTS
(a)	Conversion to Visteon Stock Units. Any cash dividends that would have been payable in any month on the Visteon Stock Units credited to a Participant’s Account had such units been actual shares of Company Stock shall be converted, for recordkeeping purposes, into whole and fractional Visteon Stock Units, with fractional units calculated to four decimal places, with the resulting Visteon Stock Units credited to the Participant’s Dividend Subaccount. The conversion shall be accomplished by dividing the Participant’s deemed dividends for the month by the average of the high and low prices at which a share of Common Stock shall have been sold on the Exchange on the last day of such month on which the Exchange is open to transact trades.

(b)	Vesting. Each Participant shall at all times be 100% vested in his or her Dividend Subaccount.
Section 6. DISTRIBUTIONS
(a)	Distribution Date. Distribution of a Participant’s vested Account shall be made or commence to be made on the later of (i) January 15 of the calendar year following the calendar year in which, or (ii) the first day of the seventh month following the date on which, occurs the Participant’s Separation from Service.
(b)	Participant Distribution Elections. Distribution shall be made in the form or forms of distribution elected by the Participant. A Participant’s distribution election with respect to any Plan Year applies to both the Mandatory Deferrals made on behalf of the Participant during that Plan Year, and to all dividend equivalent credits made with respect to those Mandatory Deferrals. The Participant may elect to have a distribution made either in (i) a single sum, or (ii) ten (10) annual installments. A Participant who fails to make any distribution election shall be deemed to have elected the single sum payment option. The Participant may make a separate distribution election with respect to each Plan Year. Such election shall be effective on the first day of the Plan Year following the date it is received by the Administrative Committee; provided that to the extent permitted under Code Section 409A, a Participant may make a distribution election within 30 days of first becoming a Participant with respect to the Plan Year in which participation commences. A distribution election, once becoming effective with respect to a Plan Year, shall be irrevocable with respect to that Plan Year. An election shall continue in effect with respect to subsequent Plan Years (and, with respect to any Plan Year, shall become irrevocable on January 1 of that Plan Year) unless modified by the Participant in accordance with this Section 6. A Participant may modify an existing election for subsequent Plan Years effective on the first day of the Plan Year following the date on which the revised election is received by the Administrative Committee.
(c)	Distribution Procedures.
1.	Single Sum Distribution. If the Participant has elected the single sum distribution option, the Company, in accordance with directions from the Administrative Committee, will distribute to the Participant a cash payment determined by multiplying the number of Visteon Stock Units in the Participant’s Account that are the subject of the cash payment for which such election is in effect by the average of the high and low prices at which a share of Company Stock shall have been sold on the Exchange on the 5th trading day preceding the date on which distribution is made; provided that the Organization and Compensation Committee of the Board may direct that all or any part of the Participant’s distribution be satisfied in shares of Company Stock equal to the number of Visteon Stock Units credited to the Participant’s Account (and cash in lieu of any fractional unit) for which such election is in effect.
2.	Installment Distributions. If the Participant has elected the installment distribution option, the first installment will be paid on the date specified in Section 6(a). Each subsequent installment will be paid on January 15 of each succeeding calendar year during the installment period. The annual installment distribution amount for any year shall be initially determined on a share basis by dividing the number of Visteon Stock Units credited to the Participant’s Account as of January 1 of the year for which the distribution is being made and for which such an election is in effect by the number of installment payments remaining to be made, and then rounding the quotient obtained for all but the final installment to the next lowest whole number. The Company, in accordance with directions from the Administrative Committee, will distribute to the Participant a cash payment determined by multiplying the number of Visteon Stock Units in the Participant’s Account that are the subject of the cash payment for which such election is in effect by the average of the high and low prices at which a share of Company Stock shall have been sold on the Exchange on the 5th trading day preceding the date on which distribution is made; provided that the Organization and Compensation Committee of the Board may direct that all or any part of the Participant’s distribution be satisfied in shares of Company Stock equal to the number of Visteon Stock Units credited to the Participant’s Account (and cash in lieu of any fractional unit) for which such election is in effect.

(d)	Securities Restrictions. With respect to any shares of Company Stock distributed to a Participant, the Participant will not sell or otherwise dispose of such Company Stock except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, which the Company may but shall not be required to file, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and a legend may be placed on the certificates for the Company Stock to such effect. In addition, in the event of any underwritten public offering of the Company’s securities pursuant to an effective registration statement filed under the Act and upon the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Company Stock (other than those included in the registration) acquired under this Plan without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

(e)	Timing of Distributions. Any distribution that is to be made on a specified date may be made within 31 days following such date; provided that the Participant is not permitted, directly or indirectly, to specify the taxable year of the payment.
Section 7. BENEFICIARY
(a)	Death Benefits. If a Participant dies before his or her entire Account has been distributed, then the remainder of the Participant’s Account shall be distributed in a lump sum to the Participant’s beneficiary on the later to occur of (i) January 15 of the calendar year following the calendar year in which, or (ii) the first day of the seventh month following the date on which, occurs the Participant’s death. Any distribution that is to be made on a specified date may be made within 31 days following such date; provided that the beneficiary is not permitted, directly or indirectly, to specify the taxable year of the payment.

(b)	Designation of Beneficiary. Each Participant may designate one or more beneficiaries in such form and manner specified by the Administrative Committee, which beneficiary shall be entitled to receive the balance of the Participant’s Account as provided under subsection (a) above in the event of the Participant’s death. The Participant may from time to time revoke or change the beneficiary without the consent of any prior beneficiary by filing a new designation with the Secretary of the Company. The last such designation received by the Secretary of the Company shall be controlling. If no beneficiary designation is in effect at the time the Participant dies, or if no designated beneficiary survives the Participant, the Participant’s beneficiary shall be the Participant’s estate.
Section 8. SOURCE OF BENEFITS
Benefits accumulated under the Plan shall constitute an unfunded, unsecured promise by the Company to provide such payments in the future, as and to the extent such amounts become payable. Benefits attributable to service as an Outside Director shall be paid from the general assets of the Company, and no person shall, by virtue of this Plan, have any interest in such assets, other than as an unsecured creditor of the Company.
Section 9. NON-ALIENATION
Except as otherwise expressly provided by this Plan, neither the Participant nor his or her beneficiary or beneficiaries, including, without limitation, the Participant’s executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefits through the Participant under this Plan shall have any right to assign, transfer, pledge, hypothecate, sell, transfer, alienate and encumber or otherwise convey the right to receive any benefits hereunder, which benefits and the rights thereto are expressly declared to be nontransferable. The right to receive benefits under this Plan also shall not be subject to execution, attachment, garnishment, or similar legal, equitable or other process for the benefit of the Participant’s or beneficiary’s creditors. Any attempted assignment, transfer, pledge hypothecation or other disposition of the Participant’s or beneficiary’s rights to receive benefits under this Plan or the levy of any attachment, garnishment or similar process thereupon, shall be null and void and without effect.

Section 10. CHANGE IN CONTROL
In the event of a Change in Control Event (as defined in Code Section 409A) with respect to the Company, the value of the Participant’s Account, determined as of the date of the Change in Control Event, shall be immediately paid to the Participant in a single sum cash payment, notwithstanding any prior distribution election made by the Participant.
Section 11. TERM, TERMINATION AND AMENDMENT
(a)	Unless terminated earlier pursuant to subsection (b) below, this Plan shall terminate on December 15, 2020.

(b)	The Board reserves the right to amend or terminate this Plan at any time; provided that any termination of the Plan shall be implemented in accordance with the requirements of Code Section 409A, and the authority of the Administrative Committee to administer the Plan shall extend beyond the date of the Plan’s termination; and provided further that no amendment or termination of the Plan shall adversely affect the rights of any Participant or beneficiary to benefits then accrued without the written consent of the affected Participant or beneficiary.
Section 12. MISCELLANEOUS
(a)	Governing Law. This Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the conflicts of law principles thereof.

(b)	Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person, or under any law deemed applicable by the Administrative Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrative Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Plan shall remain in full force and effect.

(c)	Successors and Assigns. The Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

(d)	Transactions Affecting Visteon Common Stock. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure of the Company affecting Company Stock, the Administrative Committee shall make appropriate equitable adjustments with respect to the Visteon Stock Units (if any) credited to the Account of each Participant, including without limitation, adjusting the number of such Units or the date as of which such Units are valued and/or distributed, as the Administrative Committee determines is necessary or desirable to prevent the dilution or enlargement of the benefits intended to be provided under the Plan.

(e)	Permitted Delay in Payment. If a distribution required under the terms of this Plan would jeopardize the ability of the Company or of an Affiliate to continue as a going concern, the Company or the Affiliate shall not be required to make such distribution. Rather, the distribution shall be delayed until the first date that making the distribution does not jeopardize the ability of the Company or of an Affiliate to continue as a going concern. Further, if any distribution pursuant to the Plan will violate the terms of Federal securities law or any other applicable law, then the distribution shall be delayed until the earliest date on which making the distribution will not violate such law.

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